UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Chagee Holdings Limited

(Exact name of Registrant as specified in Its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification No.)

Tower B, Hongqiao Lianhe Building

No. 99 Kaihong Road

Changning District, Shanghai

People’s Republic of China, 200051

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class	which each class is to be
to be so registered	registered

American Depositary Shares (“ADSs”), each representing	The Nasdaq Stock Market LLC
one Class A Ordinary Share

Class A Ordinary Shares, par value US$0.0001 per share*	The Nasdaq Stock Market LLC*

*	Not for trading, but only in connection with the listing of the American depositary shares on The Nasdaq Stock Market LLC. The American depositary shares represent the right to receive the Class A Ordinary Shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American depositary shares are exempt from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.

(c)	or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.

(d)	or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-286081.

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the securities to be registered is contained in a prospectus that forms a part of the registrant’s Registration Statement on Form F-1 (File No. 333-286081) originally filed with the Securities and Exchange Commission on March 25, 2025, as amended, relating to such securities and is to be filed pursuant to Rule 424(b) under the Securities Act of 1933 (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with The Nasdaq Stock Market LLC.

ITEM 2.	EXHIBITS.

No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Chagee Holdings Limited

By:	/s/ Junjie Zhang
Name:	Junjie Zhang
Title:	Chairman of the Board, Chief Executive Officer

April 10, 2025

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